UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2025

ARDELYX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36485	26-1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
400 FIFTH AVE., SUITE 210, WALTHAM, MASSACHUSETTS 02451
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (510) 745-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	ARDX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02    Results of Operations and Financial Condition.
On August 4, 2025, Ardelyx, Inc. (the “Company”) announced its financial results for the quarter ended June 30, 2025. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished under this Item 2.02 shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2025, the Company announced that Justin Renz, the Company’s Chief Financial and Operations Officer, will transition out of the role of Chief Financial and Operations Officer upon the earlier of (i) December 31, 2025 or (ii) the date that is thirty (30) calendar days following the start date of the Company’s new Chief Financial Officer (the “Separation Date”).
In connection with the transition, Mr. Renz and the Company entered into a transition agreement, dated August 1, 2025 (the “Transition Agreement”). Pursuant to the Transition Agreement, if Mr. Renz remains employed through the Separation Date and he complies with his obligations to the Company through the Separation Date and executes a release of claims, Mr. Renz will be entitled to receive the severance benefits described in the Amended and Restated Change in Control Severance Agreement effective as of April 29, 2025 between Mr. Renz and the Company (the “Severance Agreement”); and (ii) each vested stock option, held by Mr. Renz shall remain exercisable through the earliest of (a) the twelve-month anniversary of the Separation Date, (b) the date of a change in control of the Company or (c) the original expiration date of the stock option.
Mr. Renz will continue to earn the same salary and will continue to participate in all of the various fringe benefits and perquisites that he currently enjoys, on the same basis as such benefits and perquisites are currently provided, through the Separation Date. Mr. Renz shall also receive a corporate bonus for 2025 with the amount of such bonus determined in accordance with the Company’s standard bonus calculations for all other Company executives, and with the individual performance component for such calculation set at one hundred percent (100%).
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 1, 2025, the Board of Directors (the “Board”) of the Company approved and adopted the Company’s Second Amended and Restated Bylaws (as amended and restated, the “Bylaws”), effective immediately.
Among other things, the amendment and restatement of the Bylaws update certain procedural and disclosure requirements related to director nominations or other business proposals by shareholders, including: (i) requiring that a Company stockholder be a record owner before submitting a proposal or director nomination; (ii) clarifying that a Company stockholder cannot nominate a greater number of director candidates for a meeting than the number of directors standing for election at such meeting; and (iii) requiring that a Company stockholder must solicit the holders of shares representing at least 67% of shares entitled to vote to align with the requirements of Rule 14a-19.
The amendments also: (i) update language related to quorum for both Board and stockholder meetings; (ii) remove the requirements related to producing stockholder lists to align with the requirements of the Delaware General Corporation Law and market practice; (iii) add a forum selection provision; and (iv) incorporate various other technical, clarifying and conforming changes.
The foregoing summary of the Bylaws is qualified in all respects by reference to the text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws.
99.1	Press release of Ardelyx, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2025	ARDELYX, INC.

	By:	/s/ Elizabeth Grammer
Elizabeth Grammer
Chief Legal and Administrative Officer